Exhibit 99.3

Auburn Savings Bank, FSB	REVOCABLE PROXY

All votes will be cast in accordance with this proxy. The undersigned may revoke this proxy at any time before it is voted by delivering to the Secretary of the Bank either a written revocation of this proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and filing a written revocation or voting by ballot at the meeting.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, and a Proxy Statement dated __________, 2008, prior to the execution of this proxy.

NOTE: Only one signature is required in the case of a joint account. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian or similar position, please add your full title to your signature.

SIGNATURE _______________________ TITLE (if applicable) __________________

DATE ___________________, 2008

SIGNATURE _______________________ TITLE (if applicable) __________________

DATE ___________________, 2008

PLEASE VOTE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY THE DATE OF THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF REORGANIZATION.

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO:
Auburn Bancorp, Inc.
Attn: Stock Information Center
325 Sabattus Street
Lewiston, ME 04240
(207) xxx-xxx

Deadline: The Subscription Offering ends at 12:00 Noon, Eastern Standard Time (EST), on _______. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Auburn Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1)	Number of Shares	x $10.00 =	(2) Total Amount Due

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 10,000 shares ($100,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 15,000 shares ($150,000).

(3) Method of Payment

Enclosed is a check, bank draft or money order payable to Auburn Bancorp, Inc. for $__________________.

I authorize Auburn Savings Bank to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Numbers	Amounts
$
$
$
Total Withdrawal	$

(4) Purchaser Information (check one)

a.

Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Auburn Savings Bank, FSB as of September 30, 2006. Enter information in Section 7 for all deposit accounts that you had at Auburn Savings Bank, FSB on September 30, 2006.

b.

Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Auburn Savings Bank, FSB as of March 31, 2008 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Auburn Savings Bank, FSB on March 31, 2008.

c.

Other Members - Check here if you were a depositor of Auburn Savings Bank, FSB as of [Voting Record Date], 2008, or a borrower as of July 1, 2006 whose loans continue to be outstanding on [Voting Record Date].

d.	Local Community – Natural persons residing in Androscoggin County.

e.	General Public

(5) Check if you (or a household family member) are a:	Director of Auburn Savings Bank	Officer of Auburn Savings Bank	Employee of Auburn Savings Bank

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

Individual	Individual Retirement Account (IRA)	Corporation
Joint Tenants	Uniform Transfer to Minors Act	Partnership
Tenants in Common	Uniform Gift to Minors Act	Trust - Under Agreement Dated __________

Name				SS# or Tax ID

Name				SS#

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(7) QUALIFYING ACCOUNTS You should list any accounts that you may have or had with Auburn Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering. Please Note: Failure to list ALL of your accounts may result in the loss of part or all of your subscription rights.

Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _______ and understand I may not change or revoke my order once it is received by Auburn Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Auburn Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d ____ / ____ Check# ________ $________ Check# ________ $________ Batch# _____ Order # _____ Category ___

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUBURN SAVINGS BANK, FSB FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2008	REVOCABLE PROXY

The undersigned Member of Auburn Savings Bank, FSB (the “Bank”) hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members of the Bank (the “Special Meeting”) to be held at 325 Sabattus Street, Lewiston, Maine on _________, 2008, at __ [a.m./ p.m.], local time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled in accordance with the instructions below with respect to the following:

1. To vote “FOR” or “AGAINST” approval of the Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan (the “Plan”) pursuant to which the Bank proposes to reorganize from a mutual savings bank into a mutual holding company structure in which the Bank will convert to a federal stock savings bank (the “Stock Bank”) as a wholly owned subsidiary of Auburn Bancorp, Inc. (the “Holding Company”), the Holding Company will become a majority-owned subsidiary of Auburn Bancorp, MHC (the “MHC”), the members of the Bank will become members of the MHC, and the Holding Company will conduct a minority public stock offering, all as provided for in the Plan. Approval of the Plan will also approve the Charter and Bylaws of the MHC, the Charter and Bylaws of the Holding Company and the Charter and Bylaws of the Bank.

The Board of Directors recommends a vote “FOR” the proposal.

Please vote by marking one
the following boxes as shown ☒

☐ FOR ☐ AGAINST

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” APPROVAL OF THE PLAN.
Execution of this proxy also permits the proxy holder to vote this proxy, in its discretion, upon such other matters that may come before the Special Meeting. The Special Meeting may be adjourned to enable the Bank to solicit additional proxies. The Board of Directors is not aware of any other matters that may come before the Special Meeting.

IMPORTANT: PLEASE READ AND COMPLETE THE REVERSE SIDE

FINRA Affiliation (Formerly NASD) – If you have a FINRA affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefore. You are considered a member of the Financial Industry Regulatory Authority (“FINRA”) if you are a person associated with a FINRA member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a FINRA member or person associated with a FINRA member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY AUBURN SAVINGS BANK, FSB, AUBURN BANCORP, INC., AUBURN BANCORP, MHC, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION NORTHEAST REGIONAL DIRECTOR AT 201-413-1000.

I further certify that, before purchasing the common stock of Auburn Bancorp, Inc., I received a copy of the Prospectus dated _________, 2008, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page xx of the Prospectus:

Risks Related to Our Business

-	Future changes in interest rates could reduce our profits.

-	Strong competition within our market area could reduce our profits and slow growth.

-	A downturn in the local economy could reduce our profits.

-	A downturn in real estate values could reduce our profits.

-	Our increased emphasis on commercial and construction lending may expose us to increased lending risks.

-	Our business is continually subject to technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements.

-	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

-	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

-	If we are unable to retain the services of our senior management team, our business may suffer.

Risks Related to this Offering

-	We expect there to be a limited market for our common stock, which may adversely affect our stock price.

-	Our stock price may decline when trading commences.

-	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

-

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

-	Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

-	Our failure to utilize effectively the proceeds of the offering would reduce our profitability.

-	Issuance of shares for benefit programs may dilute your ownership interest.

-

Auburn Bancorp, MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

-	Office of Thrift Supervision regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

AUBURN BANCORP, INC.

Stock Order Form Instructions Stock Information Center: (207) xxx-xxxx

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 15,000 shares (15,000 shares x $10.00 per share = $150,000) of the common stock offered in the stock offering, or more than 5% of the common stock sold in the stock offering (which may be fewer than 15,000 shares under certain circumstances). For additional information, see “THE REORGANIZATION AND STOCK OFFERING- Limitations on Purchases of Shares” in the prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Auburn Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the bank’s passbook savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit (CD) at Auburn Savings Bank, FSB (“Auburn Savings”) insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the stock order form. To withdraw from an account with checking privileges, please write a check. Auburn Savings will waive any applicable penalties for early withdrawal from CD’s. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and will earn their respective rates of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Auburn Savings Bank, FSB or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Auburn Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (207) ____-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - You should list any qualifying accounts that you may have or have had with Auburn Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor account numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 325 Sabattus St., Lewiston, ME 04240 or at Auburn Savings Bank’s other branch office by the end of the subscription offering on _____ at 12:00 Noon, Eastern Standard Time (EST).

(See Reverse Side for Stock Ownership Guide)

AUBURN BANCORP, INC.

Stock Ownership Guide Stock Information Center: (207) xxx-xxxx

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Maine and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-ME or UGMA-Other State. List only the minor’s social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Auburn Savings Bank. The stock cannot be held in your Auburn Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______ ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)